                                                                    Exhibit 10.2










                                      LEASE

                                 BY AND BETWEEN

                            RAINBOW PROPERTIES, LTD.,
                        AN OHIO LIMITED LIABILITY COMPANY

                                   "LANDLORD"


                                       AND


                             RAINBOW RENTALS, INC.,
                               AN OHIO CORPORATION

                                    "TENANT"

                                      LEASE


         THIS LEASE made as of the 1st day of January, 1996 between RAINBOW PROPERTIES, LTD., an Ohio limited liability company, having a principal office at 3711 Starr Centre Drive, Canfield, Ohio 44406 (hereinafter called "Landlord"), and RAINBOW RENTALS, INC., an Ohio corporation, having a principal office at 3711 Starr Centre Drive, Canfield, Ohio 44406 (hereinafter called "Tenant").


                              W I T N E S S E T H:
                              --------------------

                                    ARTICLE I
                                    ---------

         1.1 PREMISES. Landlord, in consideration of the rents to be paid and the covenants and agreements to be performed and observed by Tenant, does hereby lease unto Tenant, and Tenant does hereby lease and take from Landlord, a one-story building (the "Building"), situated on that certain parcel of land described on EXHIBIT "A", attached hereto, which is located at 3711 Starr Centre Drive, Canfield, Ohio 44406 as delineated on the site plan attached hereto as EXHIBIT "B" and made a part hereof. The Building currently contains approximately nine thousand five hundred eight (9,508) square feet of floor area, and will ultimately contain nine thousand nine hundred twenty-eight (9,928) square feet of floor area after Tenant, at Tenant's sole cost and expense, constructs a 15' x 28' addition to the front of the Building. The Building, together with the land described on EXHIBIT "A" attached hereto and all improvements located thereon shall be referred to herein as the "Real Estate". The Building leased to Tenant, situated on the land described on EXHIBIT "A" attached hereto, shall be referred to herein as the "Premises".

         1.2 LANDLORD'S USE OF BUILDING. Landlord's use of the exterior walls of the Building, the area beneath the Building, and/or the roof of the Building shall not adversely affect Tenant's access to or use of the Premises.


                                   ARTICLE II
                                   ----------

         2.1 TERM OF LEASE. The term of this Lease shall begin on the first
(1st) day of January, 1996 (the "Commencement Date"), and shall continue until the date which is ten (10) years after the Commencement Date; provided, however that if the Commencement

Date is not the first day of the month, then the term of this Lease shall continue until the last day of the month in which the date which is ten (10) years after the Commencement Date occurs.


                                   ARTICLE III
                                   -----------

                                 RIGHT TO EXTEND
                                 ---------------

         Tenant shall have the right, at its election, to extend the original term of this Lease for three (3) option periods of two (2) years each (respectively, the "First Renewal Term", the "Second Renewal Term", and the "Third Renewal Term"), exercisable upon the following terms and conditions:

                  (a) Tenant shall give Landlord written notice of such election to extend each renewal term hereof not later than six (6) months prior to the expiration of the initial term, or any renewal term, as the case may be;

                  (b) At the time of exercise of such election, Tenant shall not have been declared in default under this Lease beyond any applicable grace periods; and

                  (c) Each option period shall be upon the same terms and conditions as during the original term hereof, except that:

                           (i) Tenant shall have no further election to extend
                  the term of the Lease; and

                           (ii) Tenant shall pay to Landlord Minimum Rent during
                  each calendar month of the First Renewal Term the Minimum Rent payable during the last calendar month of the tenth (10th) year of the original term increased by the percentage increase in the Consumer Price Index for All Urban Consumers, all items index (1982-1984 base) U.S. city average (the "CPI-U"), popularly known as the Cost of Living Index (presently published monthly by the Bureau of Labor Statistics of the U.S. Department of Labor) for the period between the calendar month in which the commencement date of the ninth (9th) year of the original term occurs and the calendar month in which the last day of the original term occurs. The Minimum Rent during the First Renewal Term shall be increased by the resulting percentage derived from a ratio having as its denominator the CPI-U for the calendar month in which the



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                  commencement date of the ninth (9th) year of the original term occurs, and having as its numerator the difference between the CPI-U for the calendar month in which the commencement date of the ninth (9th) year of the original term occurs and the CPI-U for the calendar month in which the last day of the original term occurs. In the event Tenant exercises its right to extend the term of this Lease for the Second Renewal Term, the Minimum Rent for the Second Renewal Term payable during each calendar month of the Second Renewal Term shall be equal to the Minimum Rent payable during the last calendar month of the First Renewal Term increased by the percentage increase in the CPI-U for the period between the calendar month in which the commencement date of the First Renewal Term occurs and the calendar month in which the last day of the First Renewal Term occurs. The Minimum Rent during the Second Renewal Term shall be increased by the resulting percentage derived from a ratio having as its denominator the CPI-U for the calendar month in which the commencement date of the First Renewal Term occurs, and having as its numerator the difference between the CPI-U for the calendar month in which the commencement date of the First Renewal Term occurs and the CPI-U for the calendar month in which the last day of the First Renewal Term occurs. In the event Tenant exercises its right to extend the term of this Lease for the Third Renewal Term, the Minimum Rent for the Third Renewal Term payable during each calendar month of the Third Renewal Term shall be equal to the Minimum Rent payable during the last calendar month of the Second Renewal Term increased by the percentage increase in the CPI-U for the period between the calendar month in which the commencement date of the Second Renewal Term occurs and the calendar month in which the last day of the Second Renewal Term occurs. The Minimum Rent during the Third Renewal Term shall be increased by the resulting percentage derived from a ratio having as its denominator the CPI-U for the calendar month in which the commencement date of the Second Renewal Term occurs, and having as its numerator the difference between the CPI-U for the calendar month in which the commencement date of the Second Renewal Term occurs and the CPI-U for the calendar month in which the last day of the Second Renewal Term occurs. In no event shall the Minimum Rent payable during each lease year of the First Renewal Term, or the Second Renewal Term, or the Third Renewal Term, as the case may be, be less than the Minimum Rent payable during the last full lease year of the original term or the First Renewal Term, or the Second Renewal Term, as the case may be. If the base year selected by the U.S. Department of Labor shall be changed, then the resultant Index shall be readjusted so as to reflect the base initially established under this Lease. If



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                  the said Index shall no longer be published or cannot be
                  adjusted, then another index generally recognized as authoritative shall be substituted by agreement between the parties.

If Tenant elects to exercise such option(s), the term of this Lease shall be automatically extended for the period of such option period(s) without necessity for the execution of any instrument to effect the same, and in such event the phrases "the term of this Lease" and "the term hereof" as used in this Lease shall include such option period(s).

                                   ARTICLE IV
                                   ----------

         4.1 MINIMUM RENT. Tenant agrees to pay Landlord, at such place as Landlord shall from time to time direct by written notice to Tenant, "Minimum Rent" for the term of this Lease at the monthly rate of:

=====================================================================================================================
           Months After
            The Rental                                                                              Rent Per
         Commencement Date                  Annual Rent                 Monthly Rent              Square Foot
         -----------------                  -----------                 ------------              -----------
---------------------------------------------------------------------------------------------------------------------
               1-24                                 $84,388.00                 $7,032.33                    $8.50
               25-48                                $94,316.00                 $7,859.67                    $9.50
               49-72                               $104,244.00                 $8,687.00                   $10.50
               73-96                               $109,208.00                 $9,100.67                   $11.00
              97-120                               $114,172.00                 $9,514.33                   $11.50
=====================================================================================================================

Minimum Rent shall be payable during each year in advance on the first day of each and every calendar month during the term of this Lease, commencing on the Commencement Date. Minimum Rent shall be prorated for the fractional portion of any month.


                                    ARTICLE V
                                    ---------

         5.1 PERSONAL PROPERTY TAXES. Tenant shall be liable for all taxes levied against personal property and trade fixtures placed by Tenant in the Premises.

         5.2 REAL ESTATE TAXES.

                  (a) (i) Subject to the terms and conditions of this Section 5.2, from and after the Tax Commencement Date (defined below), Tenant shall pay, as additional



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         rent any Taxes (defined below) assessed against the Real Estate during the term hereof.


                           (ii) For purposes of this Section 5.2, the "Tax
                  Commencement Date" shall mean February 1, 1996.

                  (b) Commencing on the Tax Commencement Date and continuing on each July 1, and January 1 thereafter, Landlord shall deliver to Tenant a written statement setting forth (i) the Taxes assessed against the Real Estate during the preceding tax period, and (ii) the Taxes reasonably estimated by Landlord for the current tax period. From and after the Tax Commencement Date and during the remaining term of this Lease, Tenant shall pay, in monthly installments together with the Minimum Rent, an amount equal to one-twelfth (l/12th) of the Taxes, as reasonably estimated by Landlord for such tax period, as set forth in such written statement. Within thirty (30) days after the receipt of the applicable tax bills for the year in which Tenant shall be required to pay the Taxes and each tax period thereafter during the term of this Lease, Landlord shall deliver such tax bills to Tenant, together with evidence of payment thereof. If Tenant's estimate of Taxes paid by Tenant during the preceding tax period exceeds the Taxes required to be paid for the Real Estate as set forth in such tax bills, such excess amount shall be credited against the next monthly installments due from Tenant to Landlord hereunder. If the Taxes for the Real Estate for such year exceed the total amount paid by Tenant during such previous year, then Tenant shall pay to Landlord the actual amount due within thirty
         (30) days after receipt of such written statement. For the tax period in which this Lease terminates or expires, the Taxes shall be subject to a pro rata adjustment for such tax year based on the number of days of said tax year during which the term of this Lease is in effect, but calculated to reflect that such taxes are paid six (6) months in arrears. Upon the expiration and/or termination of this Lease, any amounts paid by Tenant towards the Taxes which exceed the actual Taxes required to be paid by Tenant for such tax period hereunder, shall be refunded by Landlord to Tenant, or applied by Landlord against any damages incurred by Landlord under ARTICLE XVII below as a result of any default by Tenant hereunder.

                  (c) For purposes of this Lease, the term "Taxes" shall include ad valorem taxes and special assessments imposed upon the Real Estate during the term hereof, less any abatements (except as hereinafter set forth), refunds, or rebates made thereof or any discounts available with respect thereto. Notwithstanding the foregoing, "Taxes" shall not include:



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                           (i) Any special assessment for Improvements
                  heretofore installed or in the process of installation in connection with the initial development of the Real Estate; provided, however, that "Taxes" shall include any special assessments imposed upon the Real Estate for improvements made on-site or off-site by the city in connection with the inclusion of the Real Estate as part of a special improvement district, including for example special assessments for the installation of sewers, sidewalks, and/or for road widening purposes;

                           (ii) Any interest or penalties payable by Landlord as
                  a result of Landlord's failure to pay any such Taxes prior to delinquency;

                           (iii) Any tax payable by Landlord on rentals, unless
                  (A) such taxes are imposed on owners of real property only and
                  (B) such taxes are in lieu, in part or in whole, of the Taxes required to be paid by Tenant hereunder, in which event Tenant shall pay such Taxes only to the extent the same are applicable to the rent payable by Tenant hereunder; or

                           (iv) Any estate, inheritance, succession, capital
                  levy, corporate franchise, gross receipt, transfer or income tax of Landlord.

         To the extent Tenant is required to pay for any special assessment for improvements, Tenant's obligation shall be determined by treating the assessment as payable in as many installments as is lawful, and charging Tenant with such annual amount thereof during the tax year corresponding to an annual payment of the assessment. Any annual assessment deemed payable after the term of this Lease shall not be Tenant's obligation.

                  (d) Landlord hereby covenants to apply all sums paid by Tenant to Landlord pursuant to this Section 5.2 to the payment when due of all Taxes and other taxes and assessments assessed against the Real Estate, and Landlord shall promptly deliver to Tenant a photostatic copy of every available tax bill, showing full payment thereof.





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                                   ARTICLE VI
                                   ----------

         6.1      TENANT'S CONSTRUCTION.

                  (a) Tenant shall construct such improvements to the Premises ("Tenant's Work") as set forth in Tenant's outline specifications attached hereto and made a part hereof as EXHIBIT "C" (the "Plans"). Tenant shall complete such construction in a first-class and in a good and workmanlike manner, in accordance with the Plans, and in compliance with all applicable laws, ordinances, and regulations, including building codes, and the Americans with Disabilities Act. Tenant, at Tenant's expense, shall procure all building and other permits and approvals necessary for performing all such construction, and for such purposes Landlord shall cooperate with Tenant in obtaining such permits and approvals. All contractors, subcontractors, and materialmen employed by Tenant in performing Tenant's Work shall be subject to the prior written approval of Landlord, which approval shall not be unreasonably withheld or delayed. Upon receipt of Tenant's written notice requesting approval of any such contractors, subcontractors or materialmen, Landlord shall deliver written notice to Tenant within ten
         (10) days after receipt of such written request setting forth Landlord's approval or disapproval thereof. If Tenant does not receive any such written notice within such ten (10) day period, then Landlord shall be conclusively deemed to have approved such written request.

                  (b) Notwithstanding anything to the contrary contained herein, if Tenant, despite its good faith efforts to do so, is unable to obtain all necessary governmental approvals and permits to perform Tenant's Work on or before the date which is ninety (90) after date of execution of this Lease by Tenant, Tenant shall have the right to terminate this Lease on written notice to Landlord, and upon such termination neither Tenant or Landlord shall have any further obligations hereunder.

                  (c) Tenant shall obtain from the City of Canfield and furnish Landlord with a copy of a certificate of occupancy for the Premises. Landlord agrees to cooperate fully with Tenant in obtaining such certificate of occupancy.

         6.2 TENANT'S SIGNS. Landlord shall cooperate fully with Tenant in obtaining all required governmental approvals and permits (including any variances) from the local jurisdiction for the design and installation of Tenant's building sign (as set forth in the Plans and EXHIBIT "D" attached hereto).




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         6.3 INSURANCE. Before any such work is commenced, Tenant shall furnish to Landlord evidence that all contractors performing such work have all required workmen's compensation insurance and that Tenant has in effect the public liability insurance required under Section 14.3 below.


                                   ARTICLE VII
                                   -----------

         7.1 LANDLORD'S REPAIRS. Except for Tenant's obligations under Section
7.2 below, throughout the term hereof, Landlord shall maintain in good condition and make all other repairs and replacements to the following, all of which costs for same shall be considered Common Area Costs:

                  (a) To all exterior walls, the roof, floor slab, foundation, any canopies and the structural portions of the Building;

                  (b) To all utility and building systems serving the Building, including without limitation, all sewer lines;

                  (c) To the exterior of the Building;

                  (d) Required because of defective or faulty installations or constriction by Landlord or because of the settling of the Building or as a result of the act, default, omission or negligence of Landlord, its employees, agents, licensees or contractors;

                  (e) Required to maintain the parking areas and every portion thereof in a good and clean condition, including but not limited to maintenance and replacement of landscaped areas, stripe painting, and the removal of standing water, snow, and rubbish therefrom; and

                  (f) Required for reasons unrelated to Tenant's use of the Premises in order to comply with any law, order, ordinance, rule, regulation or requirement applicable to the Premises, and the operation, maintenance and repair thereof, including without limitation all applicable building codes, zoning ordinances, and environmental laws; provided, however, that to the extent performance of all or any portion of Tenant's Work requires compliance with any such law, order, ordinance, rule, regulation, or requirement, then Tenant, as part of Tenant's Work, shall comply with such law, order, ordinance, rule, regulation, or requirement.




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         Landlord shall promptly commence and diligently complete all such repairs upon notice thereof from Tenant. Notwithstanding the foregoing, for a period of one (1) year after the Completion Date, Tenant, at its expense, shall make all repairs to the Building to the extent such repairs (i) relate to improvements included in Tenant's Work and (ii) such repairs are required as a result of any defects in Tenant's Work.

         7.2 TENANT'S MAINTENANCE. Throughout the term hereof, but except as set forth in Section 7.1 above, Tenant shall maintain the interior of the Premises in good repair and condition including any replacement of bulbs and fixtures, normal and routine maintenance and, if necessary, replacement of the utility and building systems serving the building, including without limitation, all sewer lines and the HVAC system, and Tenant shall provide periodic janitorial services for the Premises, and provide all trash removal in accordance with Section 10.2(d) below. In addition, notwithstanding the foregoing, Tenant, at its expense, shall make all repairs to the Building to the extent such repairs (i) relate to improvements included in Tenant's Work and (ii) such repairs are required as a result of any defects in Tenant's Work. During the term of this Lease, Tenant shall also maintain in full force and effect a service contract for the periodic inspection of the Premises for rodents, insects, and other pests, and the extermination thereof. Upon the expiration or termination of this Lease, Tenant shall surrender the Premises to Landlord in broom clean condition, reasonable wear and tear, damage and destruction pursuant to which this Lease is terminated under Article XV below, condemnation, repairs required by Landlord, and acts or omissions of Landlord, its agents, employees or independent contractors excepted.

         7.3 DISTURBANCE OF OCCUPANCY. If by reason of the work done by Landlord pursuant to Section 7.1 above, Tenant is deprived of the use of the Premises, the Minimum Rent, and other charges payable by Tenant under this Lease shall be abated or adjusted, as the case may be, in proportion to that time during which, and to the extent, Tenant is deprived of a portion of the Premises. If such work would affect the layout or appearance of the Premises, all such work shall be done in accordance with plans and specifications approved by Tenant, which approval shall not be unreasonably withheld.

         7.4 TENANT'S ALTERATIONS. Tenant shall have the right, at its sole expense, from time to time, subsequent to completion of Tenant's Work to redecorate the Premises and to make such alterations, additions, improvements and changes in such parts thereof as Tenant shall deem expedient or necessary for its purposes; provided, however, that Tenant shall not make changes to the exterior or structural portions of the Building, or to any building systems contained therein (including plumbing, electrical, and mechanical systems), without Landlord's prior approval, which approval shall not be withheld or delayed unreasonably. Upon the expiration of this Lease, Tenant may, at its option, remove all such redecorations,



                                      - 9 -

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alterations, additions, improvements and changes. If Landlord's approval is required for any such redecorations, alterations, additions, improvements or changes, Landlord shall elect, at the time such approval is rendered, whether any such items must be removed upon the expiration of this Lease. All such alterations, additions, or improvements shall be done in accordance with all applicable laws, rules, regulations, and orders, including applicable building codes. Landlord shall execute and deliver upon request of Tenant such instrument or instruments embodying the approval of Landlord which may be required by any public or quasi public authority for the purpose of obtaining any licenses or permits for the making of such alterations, additions, improvements, changes and/or installations in, to or upon said Premises and Tenant agrees to pay for such licenses or permits. Tenant will indemnify and hold Landlord harmless from and against all claims by reason of such alterations, additions, or improvements which may be made by Tenant on the Premises, and Tenant shall promptly repair any damage to the Premises or the Building caused by any such alterations, additions, improvements, or change;.

         7.5 MECHANICS' LIENS. Tenant shall not suffer any mechanics' lien to be filed against the Real Estate by reason of work, labor, services or materials performed or furnished to Tenant in connection with Tenant's Work and/or any subsequent alterations, additions, or improvements to the Premises by Tenant hereunder. If any such mechanics' lien shall at any time be filed against the Real Estate, Tenant shall have the right to contest any and all such liens; provided, however, that Tenant shall cause the same to be discharged of record by payment, bond, order of a court of competent jurisdiction or otherwise within thirty (30) days written notice by Landlord. If Tenant shall fall to cause such lien to be discharged within such thirty (30) day period, then, in addition to any other right or remedy, Landlord may, but shall not be obligated to, discharge the same by paying the amount claimed to be due or by bonding or other proceeding deemed appropriate by Landlord, and the amount so paid by Landlord and/or all reasonable costs and expenses, including reasonable attorneys' fees, incurred by Landlord in procuring the discharge of such lien, shall be deemed to be additional rent for the Premises and shall be due and payable by Tenant to Landlord on the first day of the next following month. Tenant shall file the notice of commencement required under the Ohio Revised Code prior to the commencement of Tenant's Work.


                                  ARTICLE VIII
                                  ------------

         8.1 COMMON AREA COSTS. The term "Common Area Costs" shall mean all actual direct costs and expenses reasonably paid or incurred by Landlord during each calendar year during the term hereof in repairing, maintaining, and operating the Common Areas



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and the cost of all repairs required to be made by the Landlord as set forth in
Section 7.1 above, including, but not by way of limitation, cleaning, striping and repair and replacement of the parking areas; snow and ice removal from the Common Areas; maintenance and replacement of landscaped areas; maintenance and replacement of bulbs and light standards; premiums for insurance required under
Section 14.2 below; wages and salaries of personnel employed for such operation, maintenance, repair and replacement (to the extent such charges directly apply to the operation, maintenance, repair and replacement of the Common Areas and/or the Building); charges for utilities consumed in connection with such work; and depreciation (on a straight line basis) of all equipment or machinery used in such maintenance, repairs and replacement which reduces such Common Area Costs. Notwithstanding the foregoing, "Common Area Costs" shall exclude:

                           (i) Depreciation (except as set forth above);

                           (ii) Interest, late charges, and penalties on any
                  charges payable by Landlord which are included within Common Area Costs;

                           (iii) Attorneys' fees and costs;

                           (iv) The cost of any tenant improvements or other
                  improvements, or other services or other Common Area Costs which are performed by or incurred by Landlord for the benefit of some, but not all tenants of the Real Estate;

                           (v) Common Area Costs which are reimbursed by
                  insurance proceeds and/or condemnation awards;

                           (vi) Any and all expenses incurred in negotiating,
                  amending, extending, administering, or terminating leases with any other tenants, including without limitation brokerage commissions, architectural fees, or legal fees;

                           (vii) Any amounts payable under mortgages or ground
                  leases encumbering all or any part of the Real Estate;

                           (viii) Any administrative fee and/or management fee
                  to Landlord or any other party.


         8.2 PAYMENT OF COMMON AREA COSTS. Common Area Costs shall be paid in monthly installments on or before the first day of each calendar month, in advance, in an

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amount equal to one-twelfth (1/12th) of the Common Area Costs based upon the actual Common Area Costs incurred by Landlord during the previous calendar year and any reasonably anticipated increases in such costs. If any portion of the term hereof shall include only a partial calendar year, then for such purposes Common Area Costs shall be adjusted so that the Common Area Costs to be paid by Tenant relates only to those Common Area Costs incurred by Landlord during the term hereof. Within ninety (90) days after each calendar year during the term hereof, Landlord shall deliver to Tenant a written statement setting forth all Common Area Costs incurred by Landlord during such previous calendar year and the anticipated Common Area Costs for the present calendar year. If the total amount paid by Tenant during such previous calendar year for such items shall be less than the actual amount due from Tenant for such calendar year, Tenant shall pay Landlord the actual amount due within thirty (30) days after receipt of such statement. If the total amount paid by Tenant for such items during such previous calendar year shall exceed the actual amount of any such items, such excess shall be credited against the next installments due from Tenant to Landlord hereunder.


                                   ARTICLE IX
                                   ----------

         9.1 UTILITIES. Landlord, at its sole expense, shall cause all utilities to be metered directly to the Premises, including gas, electricity, and water, and Landlord shall pay all tap in fees, user fees, connection fees, and other charges required to be paid to any governmental agency supplying such utility in order to secure the availability of such utility services for the Premises. Tenant shall pay all deposits required by the applicable utility company as a condition to providing such utility service for consumption. Tenant shall pay all charges for water, gas, heat, electricity, sewer and any other utility used upon or furnished to the Premises. The obligation of Tenant to pay for such utilities shall commence as of the Commencement Date, and Tenant shall also pay any utility costs incurred in connection with Tenant's Work commencing on the Commencement Date.

         9.2 INTERRUPTION OF SERVICE. If any utility services to the Premises are interrupted for ten (10) consecutive days as a result of Landlord's acts or omissions, Tenant may abate Minimum Rent and all other charges hereunder until such services are restored.

                                    ARTICLE X
                                    ---------

         10.1 USE OF PREMISES. Tenant shall use and occupy the Premises for any legal purpose.



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         10.2 TENANT'S COVENANTS. Tenant covenants and agrees as follows:

                  (a) Tenant shall procure any licenses and permits required for Tenant's use of the Premises and upon the expiration or termination of this Lease, to remove its goods and effects and those of all persons claiming under it and to yield up peaceably to Landlord the Premises in good order repair and condition in all respects, except for damage by fire and casualty, structural defects, required repairs by Landlord, and reasonable wear and tear.

                  (b) Tenant shall permit Landlord and its agents on reasonable notice and at reasonable times to perform Landlord's repair and maintenance obligations hereunder, or to examine the Premises and to show the Premises to prospective purchasers, mortgagees, and/or tenants (but only during the last twelve (12) months of the term with respect to prospective tenants), provided that Landlord shall not thereby unreasonably interfere with the conduct of Tenant's business. Tenant shall permit Landlord upon prior notice to enter the Premises to make such repairs, improvements, alterations or additions thereto as may be required by Landlord under this Lease, subject to Section 7.3 above.

                  (c) Tenant shall use and occupy the Premises in a careful, safe and proper manner and shall keep the Premises in a clean, safe and healthy condition in accordance with all federal, state, and local laws, rules, regulations, and orders, including without limitation environmental laws. Tenant shall not permit the Premises to be used for any unlawful purpose, commit any waste thereof, or commit any nuisance. Notwithstanding the foregoing, Tenant shall have the right to contest the legality of any law, order, rule, regulation or requirement applicable to Tenant's use of the Premises so long as Tenant indemnifies Landlord against any loss, cost, expense, damage or liability arising out of such contest. Upon the final determination of any such contest, Tenant shall comply with any such law, order, ordinance, rule, regulation or requirement to the extent held to be valid or legal. Notwithstanding anything to the contrary as set forth herein, to the extent compliance with any such law, order, ordinance, rule, regulation or requirement requires any structural alteration of the Premises or any other change in any portion of the Premises for reasons unrelated to Tenant's actual use or Tenant's Work, Landlord, at its sole expense, shall promptly comply with any such law, order, ordinance, rule, regulation or requirement.

                  (d) All of Tenant's garbage and refuse shall be kept in the kind of containers specified by Landlord and shall be placed outside the Premises and prepared for collection in the manner and at the times and places specified by Landlord. Tenant shall not allow garbage or refuse to be placed or stored anywhere within the Premises except within those outdoor receptacles specified by Landlord. Tenant at its sole cost and expenses, shall provide trash removal service for picking up such refuse and garbage.

         10.3 OPERATION OF BUSINESS. Notwithstanding anything to the contrary set forth in this Lease, Tenant shall have the right to vacate the Premises at anytime during the term of this Lease. Upon any such vacation in excess of ninety (90) days (excluding such discontinuance due to damage or destruction of the Premises, redecoration, remodeling and/or refurbishing of the Premises, or other causes beyond Tenant's control), Landlord shall have the right to terminate this Lease upon written notice thereof to Tenant. Such right of termination shall be Landlord's sole remedy as a result of such vacation; provided, however, that Landlord shall retain all other remedies set forth herein in the event of any default (including but not limited to the failure to pay rent hereunder) by Tenant hereunder during such vacation. At such time as Tenant vacates the Premises as set forth herein, Landlord shall have the right to enter the Premises for purposes of exhibiting the same to potential tenants in accordance with Section 10.2(b) above, and such entry shall not be deemed a disturbance of Tenant's occupancy.


                                   ARTICLE XI
                                   ----------

         11.1 ASSIGNMENT AND SUBLETTING.

                  (a) The sale, issuance, or transfer of stock in Tenant shall not be deemed to be an assignment of this Lease.

                  (b) Tenant may assign this Lease or sublet the Premises without Landlord's consent to any wholly-owned subsidiary or its parent corporation, or to any person or corporation owning a controlling interest in Tenant, or to any company into which Tenant may be merged or consolidated.

                  (c) Except as set forth in this ARTICLE XI, Tenant may not assign this Lease or sublet all or any portion of the Premises to any third party without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed.

                  (d) Tenant shall have the right to make a collateral assignment of Tenant's leasehold interest in the Premises under this Lease without Landlord's consent in connection with any financing obtained by Tenant, provided that any leasehold mortgage which encumbers Tenant's leasehold interest hereunder shall provide that the mortgagee, upon exercising its remedies under such mortgage to obtain possession of the Premises, (i) shall cure any defaults of Tenant which are curable by such mortgagee, (ii) shall assign all obligations and liabilities of Tenant under this Lease from and after the date such mortgagee obtains possession of the Premises, and (iii) shall be subject to all the terms and conditions of this Lease from and after the date of such possession.

         11.2 LIABILITY. If, at any time during the term of this Lease, Tenant sublets all or any part of the Premises or assigns this Lease as provided herein, Tenant shall nevertheless remain fully liable under all the terms and conditions of this Lease.


                                   ARTICLE XII
                                   -----------

                                    FIXTURES
                                    --------

         All counters, shelving and other equipment and all other trade and light fixtures installed by or at the expense of Tenant, in or on the Premises shall remain the property of Tenant and Tenant shall remove the same or any part thereof within thirty (30) days after the end of the term hereof, and provided that Tenant, at its sole cost and expense, shall make any repairs occasioned by such removal.





                                  ARTICLE XIII
                                  ------------

                                 EXTERIOR SIGNS
                                 --------------

                  (a) Tenant shall have the right, at its sole expense and in conformity with applicable laws and ordinances, to erect and thereafter, to maintain and/or replace, if it shall so elect, a sign on the exterior walls of the Building all in accordance with Tenant's Signage Standards, as set forth on EXHIBIT "D". The size and design of all such signs shall be as set forth for in EXHIBIT "D" attached hereto and made a part hereof. Landlord shall not utilize the exterior of or space above the Building or any other portion of the Building for signs or advertising purposes.

                  (b) Upon any permitted assignment of this Lease or subletting of the Premises, as set forth in ARTICLE XI above, the assignee and/or subtenant shall have the right, at its sole expense and in conformity with applicable laws and ordinances, to erect and thereafter to maintain and/or replace a sign on the exterior walls of the Building, in accordance with such assignee's and/or subtenant's standard sign specifications, provided that any such sign shall comply with the then applicable local laws and ordinances and shall otherwise conform with EXHIBIT "D" attached hereto.

Upon the expiration of this Lease, Tenant shall remove all such signs, provided that Tenant shall repair any damage to the Building caused by such removal.



                                   ARTICLE XIV
                                   -----------

         14.1 INDEMNITY. Subject to Section 14.4 below:

                  (a) Tenant shall indemnify and hold Landlord harmless from any claims, damages, liabilities and expenses (including attorneys' fees and costs) for damage or injury to any person or any property occurring on the Real Estate, or any part thereof, including but not limited to, any claim arising out of the completion of Tenant's Work, unless caused by the acts or omissions of Landlord, its agents, employees, or independent contractors, Landlord's failure to perform its repair obligations hereunder, or any latent defects in the Building.

                  (b) Landlord shall indemnify and hold Tenant harmless from any and all claims, damages, liabilities and expenses (including attorneys' fees and costs) for damage or injury to Tenant or any other person or any property occurring on the Real Estate, or any part thereof, unless caused by the acts or omissions of Tenant, its agents, employees, or independent contractors, Tenant's failure to perform its maintenance obligations under Section 7.2 above. or the completion of Tenant's Work.

         14.2 LANDLORD'S INSURANCE. During the term of this Lease, Landlord shall maintain the following insurance polices:

                  (a) Comprehensive public liability insurance, including insurance against the assumed or contractual liability of Landlord hereunder, with respect to the Premises, to afford protection to the limit for each occurrence of not less than One

         Million Dollars ($1,000,000.00) combined single limit for bodily injury, death and property damage; and

                  (b) All-risk property casualty insurance, written at replacement cost value and with replacement cost endorsement, covering the Building and all other buildings and improvements in the Real Estate (not including any property required to be insured by Tenant under Section 14.3(b)).

         14.3 TENANT'S INSURANCE. During the term of this Lease, Tenant shall maintain the following insurance policies:

                  (a) Comprehensive public liability insurance, including insurance against the assumed or contractual liability of Tenant hereunder, to afford protection to the limit for each occurrence of not less than One Million Dollars ($1,000,000.00) combined single limit for bodily injury, death and property damage; and

                  (b) All-risk property insurance, written at replacement cost value and with replacement cost endorsement, including coverage against vandalism and malicious mischief, covering all of Tenant's personal property in the Premises (including, without limitation, inventory, trade fixtures, wall and floor coverings, furniture and other personal property), and all leasehold improvements installed in the Premises by Tenant.

The policy carried by Tenant under Section 14.3(a) above shall name Landlord as an additional insured, and both such policies shall also contain a provision by which the insurer agrees that such policy shall not be cancelled except after thirty (30) days written notice to Landlord. Such insurance may be carried under blanket insurance policies. Each such policy, or a certificate thereof, shall be deposited with Landlord by Tenant not later than the Commencement Date. Prior to the expiration or termination of any such policy, Tenant shall deliver to Landlord a new or renewal policy (or a certificate thereof).

         14.4 WAIVER. Landlord and Tenant hereby release each other from any and all liability or responsibility (to the other or anyone claiming through or under them by way of subrogation or otherwise) for any loss or damage to property caused by fire or any other casualties, even if such fire or other casualty shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible, to the extent such loss or damage is required to be insured against hereunder or is actually insured against, including deductible portions, and each party hereby waives any right of subrogation for all or any insurance maintained by either party. Each party shall cause each insurance policy carried by it hereunder to be written in such manner to provide that; the insurer waives all right of recovery by way of subrogation against the other party hereunder in connection with any loss or damage covered by such policy.

         14.5 TENANT'S CONTRIBUTION. Tenant shall pay the premiums for the insurance required to be carried by Landlord under Section 14.2 above in accordance with Section 8.2 above; provided, however, that such insurance costs shall not include any premiums for any special endorsements required by Landlord's lender.



                                   ARTICLE XV
                                   ----------

         15.1 ABATEMENT OR ADJUSTMENT OF RENT. If the Premises shall be damaged or destroyed by fire ar other casualty after the execution of this Lease and before the termination hereof, then Minimum Rent and any other charges payable hereunder, shall be abated as set forth herein. If the whole of the Premises shall be damaged or destroyed, or if a substantial portion thereof shall be damaged or destroyed to the extent that Tenant, in its reasonable judgment, determines that it cannot conduct business in the Premises, then Minimum Rent and any other charges payable hereunder shall be abated entirely until Tenant is obligated to recommence paying rent in accordance with Section 15.3 below. If less than such substantial part of the Premises shall be damaged or destroyed, then Minimum Rent and any other charges payable hereunder shall be abated in proportion to that portion of the Premises of which Tenant shall be deprived on account of such damage or destruction and the repair, restoration, rebuilding or replacement or any combination thereof, of the improvements so damaged or destroyed, and Tenant shall again be obligated to recommence paying rent in accordance with Section 15.3 below.

15.2 REPAIRS AND RESTORATION OF BUILDING.

                  (a) Upon any damage or destruction of the Premises, Landlord shall promptly proceed to repair, restore, replace or rebuild the Premises, including those tenant improvements made by Tenant to the Premises under ARTICLE VI above, (but not including any items required to be insured by Tenant under Section 14.3(b)) to substantially the condition in which the same were immediately prior to such damage or destruction and Landlord thereafter shall diligently prosecute said work to completion without delay or interruption, subject to Section
         20.6 below. Notwithstanding the foregoing, if Landlord does not either
         (i) obtain a building permit for any repairs, rebuilding or restoration required hereunder within three (3) months of the date of such damage or destruction, or (ii) complete such repairs, rebuilding or restoration in accordance with Section 15.3 below within nine (9) months of such damage or destruction, then, in either event, Tenant may at any time thereafter terminate this Lease upon ninety (90) days' written notice thereof to Landlord; provided, however, that such notice of cancellation shall not be effective if Landlord, within such ninety (90) day period, shall obtain such permit or complete and comply as aforesaid, as the case may be.

                  (b) Notwithstanding anything to the contrary set forth in
         Section 15.2(a) above, if such damage or destruction shall occur during the last two (2) years of the term of this Lease, and shall amount to fifty percent (50%) or more of the replacement cost of the Building (exclusive of the land and foundations), this Lease may be terminated at the election of either Landlord or Tenant upon thirty (30) days after the occurrence of such damage or destruction; provided, however, that if Landlord shall elect to terminate this Lease, such cancellation shall be of no force and effect if Tenant shall give Landlord written notice within thirty (30) days after receipt of such notice of termination that Tenant has elected to renew this Lease for all of the option periods pursuant to ARTICLE III above. Upon any such renewal, this Lease shall remain in full force and effect, and the Building shall be restored in accordance with the terms and conditions of this
         ARTICLE XV.

                  (c) If this Lease is terminated under this Section 15.2, any Minimum Rent or other charges paid in advance by Tenant shall be refunded to Tenant, and the parties shall be released hereunder, each to the other, from all liability and obligations hereunder thereafter arising.

                  (d) Upon any damage or destruction to the Building and any repairs and/or restoration thereto under this ARTICLE XV, Tenant, at Tenant's expense, shall promptly repair and/or replace all damaged or destroyed fixtures, equipment, furniture, and other personal property, and all leasehold improvements installed by Tenant.

         15.3 DELIVERY OF PREMISES. If this Lease has not been cancelled hereunder as a result of any damage or destruction of the Premises, Tenant shall not be required to accept delivery or possession of the Premises and recommence paying Minimum Rent and other charges (or such abated portion thereof) until all of the following shall have occurred:

                  (a) The damaged or destroyed portion of the Premises shall have been completed as nearly as practicable to the condition existing immediately prior to such destruction or damage and in compliance with all laws, ordinances, regulations and requirements of governmental authorities having jurisdiction thereof and the National Board of Fire Underwriters and/or Insurance Service Organization ("ISO");

                  (b) If required, a temporary certificate of occupancy or an equivalent use permit, and all other requisite permits, if any, including an inspection certificate of approval by the National Board of Fire Underwriters and/or ISO (if required) shall have been issued by the appropriate legal authorities issuing same, and Landlord shall have delivered to Tenant such certificate(s) or photostatic copies thereof; and

                  (c) If the Premises have been totally damaged or destroyed, Landlord shall have delivered written notice to Tenant of the date of completion of the Premises as required herein, and Tenant shall have a period of ten (10) days from and after such date of completion to install all trade fixtures, furniture, equipment, and other personal property damaged or destroyed in connection with such damage or destruction of the Premises.


                                   ARTICLE XVI
                                   -----------

         16.1 TOTAL TAKING. If the whole of the Premises shall be taken under power of eminent domain by any public or private authority, or conveyed by Landlord to said authority in lieu of such taking, then this Lease shall terminate as of the date of such taking.

         16.2 PARTIAL TAKING

                  (a) Tenant may, at its election, terminate this Lease upon the occurrence of any condemnation, or conveyance in lieu of condemnation, which affects:

                           (i) Twenty percent (20%) or more of the floor area of
                  the Premises;

                           (ii) Twenty percent (20%) or more of the parking
                  areas of the Real Estate shown on EXHIBIT "B" attached hereto; or

                           (iii) Any portion of the Premises whose condemnation
                  would materially affect ingress to and egress from the Premises, unless Landlord provides satisfactory substitute points of ingress and egress to and from the Premises.

Tenant shall give Landlord notice of Tenant's election within thirty (30) days after Tenant; shall receive notice of such pending condemnation. If Tenant fails to give Landlord such written notice within such thirty (30) day period, Tenant shall be conclusively deemed to have elected not to terminate this Lease. Notwithstanding any termination of this Lease by Tenant hereunder, Tenant, at its election, may continue to occupy the Premises, subject to the terms and provisions of this Lease, for all or such part, as Tenant may determine, of the period between the date of such taking and the date when possession of the Premises shall be taken by the appropriate authority.

                  (b) Notwithstanding anything to the contrary set forth herein, if any portion of the Premises is condemned or conveyed in lieu of such condemnation during the last two (2) years of the term hereof, then either Tenant or Landlord may terminate this Lease upon thirty (30) days written notice to the other party; provided, however, that any such notice of termination by Landlord shall be ineffective, and this Lease shall remain in full force and effect, if Tenant, within thirty
         (30) days after receipt of such notice from Landlord, shall give notice to Landlord of its intention to extend the term of this Lease for all of the options periods in accordance with ARTICLE III above. If Tenant gives Landlord such notice of such renewal, Landlord shall repair and/or restore the Premises in accordance with the terms and conditions of this ARTICLE XVI, to the extent practicable. Notwithstanding any termination of this Lease pursuant to the terms and conditions of this
         Section 16.2(b), Tenant, at its election, may continue to occupy the Premises, subject to the terms and conditions of this Lease, for the period between the date of such taking and the date when possession of the property to be condemned shall be taken by the appropriate authority.

         16.3 RESTORATION. If this Lease is not terminated under Section 16.2 above, Landlord, at Landlord's sole cost and expense, shall promptly restore the remaining portions of the Building, including any and all improvements made theretofore, together with the remaining portions of the parking areas, to an architectural whole in substantially the same condition that the same were in prior to such taking, to the extent practicable. If Landlord does not either (i) obtain a building permit for any repairs or restoration required hereunder within three (3) months of the date of taking, or (ii) complete such repairs or restoration in accordance with this Section 16.3(a) within nine (9) months of such taking, then, in either event, Tenant may at any time thereafter terminate this Lease upon thirty (30) days written notice thereof to Landlord; provided, however, that such notice of cancellation shall not be effective if Landlord, within such thirty (30) day period, shall obtain such permit or complete and comply as aforesaid, as the case may be. Minimum Rent and any other charges payable by Tenant hereunder shall be suspended or abated until the completion of such restoration according to the nature and extent of the injury to the Premises. Upon any condemnation of a portion of the Premises, the Minimum Rent and any other charges payable by Tenant hereunder shall be proportionately reduced based upon the! floor area of the Premises remaining after said taking.

         16.4 THE AWARD. All compensation awarded for any taking, whether for the whole or a portion of the Premises, shall be the sole property of Landlord whether such compensation shall be awarded for diminution in the value of, or loss of the leasehold or for diminution in the value of, or loss of the fee, or otherwise, and Tenant hereby assigns to Landlord all of Tenant's right and title to and interest in any and all such compensation; provided, however, Landlord shall not be entitled to, and Tenant shall have the sole right to retain any portion of any award made by the appropriating authority for the cost of removal of leasehold improvements, fixtures, and improvements installed in the Premises at the expense of Tenant and for relocation expenses, and to any separate award made by the appropriating authority directly to Tenant.

         16.5 RELEASE. In the event of any termination of this Lease as the result of the provisions of this ARTICLE XVI, Minimum Rent and any other charges, if any, paid in advance by Tenant shall be refunded to Tenant, and the parties, effective as of such termination, shall be released from all liability and obligations thereafter arising under this Lease.


                                  ARTICLE XVII
                                  ------------

         17.1 EVENTS OF DEFAULT, REMEDIES. If Tenant shall at any time be in default in the payment of rental or any other charges hereunder or in the performance of any of the covenants of this Lease, and Tenant shall fall to remedy such default within (a) ten (10) days after receipt of written notice thereof from Landlord if such default is as to payment of Minimum Rent or other charges (provided that such written notice shall not be required more than once in any twelve (12) month period, and thereafter Tenant shall be deemed to be in default hereunder, if any payment of Minimum Pent or other charges is not paid within ten (10) days of when due) or (b) within thirty (30) days after receipt of written notice thereof if such default is non-monetary (but Tenant shall not be deemed in default if it commences to remedy such default within said thirty
(30) day period and proceeds therewith with due diligence), or if Tenant shall be adjudged a bankrupt or shall make an assignment for the benefit of creditors, or if a receiver of any property of Tenant in or upon the Premises be appointed in any action, suit or proceeding by or against Tenant and not removed within sixty (60) days after appointment, or if the interest of Tenant in the Premises shall be sold under execution or other legal process, Landlord may by notice to Tenant, terminate this Lease, or without terminating this Lease, re-enter the Premises by summary proceedings, proceedings in forcible entry and detainer, eviction, or otherwise, and may dispossess Tenant.

         17.2 RELETTING; TERMINATION. If Landlord elects to terminate Tenant's right to possession only without terminating this Lease as above provided, Landlord may remove from the Premises any and all property found therein and such repossession shall not release Tenant from Tenant's obligation to pay the rental herein. After any such repossession by Landlord without termination of the Lease, Landlord may relet the Premises or any part thereof to any person, firm or corporation and for such time and upon such terms as Landlord in Landlord's sole discretion may determine; provided, however, that Landlord shall use reasonable efforts to relet the Premises and to mitigate all damages incurred by Landlord as a result of any default by Tenant. Landlord may make repairs, alterations and additions in and to the Premises and redecorate the same to the extent deemed by Landlord necessary or desirable and Tenant, upon demand in writing, shall pay the reasonable cost thereof (excluding tenant improvements for the replacement tenant) together with Landlord's reasonable expenses of reletting, including any commissions and attorneys' fees relative thereto. If the rents collected by Landlord upon any such reletting are not sufficient to pay monthly the full amount of the monthly rent and other charges reserved herein, together with the reasonable costs of such repairs, alterations (excluding tenant improvements for any replacement tenant), additions, redecorating, and expenses, Tenant shall pay to Landlord the amount of each monthly deficiency upon demand in writing.

         17.3 LANDLORD'S RIGHT TO REMOVE CHATTELS. Any and all property which may be removed from the Premises by Landlord in accordance with the terms of this Lease may be handled, removed, stored or otherwise disposed of by Landlord at the risk and expense of Tenant, and Landlord in no event shall be responsible for the preservation or safekeeping thereof. Tenant shall pay to Landlord upon demand in writing, any and all reasonable expenses incurred in connection with such removal and all storage charges against such property so long as the same shall be in Landlord's possession or under Landlord's control. If any property shall remain in the Premises or in the possession of Landlord and shall not be retaken by Tenant within a period of ten (10) days from and after the time when the Premise are either abandoned by Tenant or repossessed by Landlord under the terms of this Lease, said property shall conclusively be deemed to have been forever abandoned by Tenant.

         17.4 OTHER REMEDIES. The rights and remedies of Landlord set forth in this ARTICLE XVII and in Section 18.1 below shall be in addition to any other rights and remedies available to Landlord at law or in equity, provided that such additional rights or remedies shall be subject to the explicit rights and remedies set forth in this ARTICLE XVII, and in no event shall Minimum Rent, any additional rent, or any other charges payable by Tenant hereunder be accelerated, unless there shall be unpaid, at any time after an event of default by Tenant hereunder, Minimum Rent and other charges for two (2) consecutive months or Tenant shall have been in default in the payment of Minimum Rent or other charges hereunder, three (3) times in any twelve (12) month period. In such event, the Minimum Rent and other charges payable by Tenant hereunder may be accelerated as hereinafter set forth, provided Landlord delivers written notice to Tenant of such acceleration on or before the date payment of any deficient amounts is made by Tenant to Landlord. If Minimum Rent and other charges are permitted to be accelerated as set forth herein, then the amount due and owing from Tenant to Landlord as a result of such acceleration shall be equal to the difference between (a) the total Minimum Rent and other charges remaining due and payable to Landlord from and after the date of such acceleration through the expiration date of the term of the Lease, discounted to its then present value at a rate which is one percent (1%) per annum above the prime rate of National City Bank at the time of such calculation (the "Discount Rate"), and (b) the fair market rental value of the Premises (net of the costs reimbursable to Landlord under Section 17.2 hereof) for the remaining portion of the term of this Lease, discounted to its then present value at the Discount Rate.


                                  ARTICLE XVIII
                                  -------------

         18.1 LANDLORD'S SELF-HELP. If Tenant shall default in the performance or observance of any agreement or condition in this Lease contained on its part to be performed or observed and shall not cure such default within any applicable cure period set forth herein, Landlord may, at its option, without waiving any claim for damages for breach of agreement, at any time thereafter cure such default for the account of Tenant, and any amount paid or any contractual liability incurred by Landlord in so doing shall be deemed paid or incurred for the account of Tenant and Tenant agrees to reimburse Landlord therefor together with interest on any such reimbursement at the same rate as set forth in Section 17.4, and save Landlord harmless therefrom; provided that Landlord may cure any such default as aforesaid prior to the expiration of said waiting period, without notice to Tenant, if any emergency situation exists, or after notice to Tenant, if the curing of such default prior to the expiration of said waiting period is reasonably necessary to protect the Premises or Landlord's interest therein, or to prevent injury or damage to persons or property. If Tenant falls to reimburse Landlord upon demand for any amount paid for the account of Tenant hereunder plus interest, said amount shall be added to and become due as a part of the next payment of rent due hereunder.

         18.2 TENANT'S SELF-HELP. If Landlord shall breach, or fall to perform or observe, any agreement or condition in this Lease contained on Landlord's part to be performed or observed, and if Landlord shall not cure such breach or failure within thirty (30) days after notice from Tenant specifying such breach or failure (or, if such breach or failure shall reasonably take more than thirty
(30) days to cure, and Landlord shall not have commenced the same within the thirty (30) days and diligently prosecuted the same to completion), Tenant may, at Tenant's option, without waiving any claim for damages for breach of agreement, at any time thereafter cure such breach or failure for the account of Landlord and any amount paid or any contractual liability incurred by Tenant in so doing shall be deemed paid or incurred for the account of Landlord and Landlord agrees to reimburse Tenant therefor together with interest on any such reimbursement at the same rate as set forth in Section 20.12 and save Tenant harmless therefrom; provided that Tenant may cure any such breach or failure as aforesaid prior to the expiration of said waiting period if reasonably necessary to protect the Premises or Tenant's interest therein, to prevent injury or damage to persons or property, or in the event of any other emergency. Any amounts not reimbursed by Landlord within thirty (30) days of Tenant's written demand therefor may be applied by Tenant as a credit against Tenant's next payment(s) of Minimum Rent or other charges, plus interest, provided that such credit shall not exceed fifty percent (50%) of Tenant's next payment(s) of Minimum Rent and other charges.


                                   ARTICLE XIX
                                   -----------

         19.1 SUBORDINATION. Tenant hereby subordinates this Lease to the lien of any deed of trust, mortgage or mortgages now or hereafter placed upon Landlord's interest in the Real Estate; provided, however, that Landlord shall procure from any such mortgagee an agreement, in writing, in form and substance reasonably acceptable to Tenant, providing in substance that so long as Tenant substantially performs the obligations imposed upon Tenant hereunder within the applicable grace or cure period, its tenancy will not be disturbed, nor its rights under this Lease affected by, any default under such mortgage nor shall Tenant be named as a defendant in any foreclosure proceeding (unless required by law), and (b) in the event of any foreclosure under any such mortgage or deed of trust, or a granting of a deed in lieu thereof, any such mortgagee or purchaser of Landlord's interests through foreclosure sale or deed in lieu thereof shall assume the obligations of Landlord under this Lease from and after the date on which such mortgagee or purchaser acquires Landlord's interests.

         19.2 QUIET ENJOYMENT. Landlord covenants and agrees with Tenant that upon Tenant paying the Minimum Rent, the additional rent and all other charges, and observing and performing all of the terms, covenants and conditions on Tenant's part to be observed and performed hereunder, Tenant may peaceably and quietly have, hold, occupy and enjoy the Premises without hindrance or molestation from Landlord or any persons lawfully claiming through Landlord.

         19.3 LANDLORD'S ASSURANCES. To induce Tenant to execute this Lease, and in consideration thereof, Landlord warrants, represents, covenants and agrees as follows:

                  (a) If at any time during the term of this Lease (or any renewal thereof) applicable law shall not permit the use of the Premises for the purposes permitted herein, then Tenant, without waiving any other rights Tenant may have on account thereof, may terminate this Lease by giving Landlord notice thereof.

                  (b) As of the date hereof, the Premises now have and through the term of this Lease shall have access to all adjacent streets;

                  (c) Landlord has no knowledge or notice of any pending condemnation or eminent domain proceedings with respect to the Premises, nor has Landlord any knowledge or notice that the Premises or any portion thereof is in violation of any applicable statute, law, rule, regulation, or order of any governmental authority, including any zoning ordinances or building codes.

                  (d) The execution and performance of this Lease by Landlord will not violate or cause a default under any agreement, instrument, or other transaction to which Landlord is a party or by which Landlord and/or the Premises are bound.





                                   ARTICLE XX
                                   ----------

         20.1 HOLDING OVER. In the event that Tenant or anyone claiming under Tenant shall continue occupancy of the Premises after the expiration of the original term of this Lease without any agreement in writing between Landlord and Tenant with respect thereto, such occupancy shall not be deemed to extend or renew the term of this Lease, but such occupancy shall continue as a tenancy from month to month upon the covenants, provisions and conditions herein contained and at one hundred twenty-five percent (125%) of the Minimum Rent in effect upon the expiration of the term, prorated and payable for the period of such occupancy.

         20.2 WAIVERS. Failure of either party to complain of any act or omission on the part of the other party, no matter how long the same may continue, shall not be deemed to be a waiver by said party of any of its rights hereunder. No waiver by either party at any time, express or implied, of any breach of any provision of this Lease shall be deemed a waiver of a breach of any other provision of this Lease or a consent to any subsequent breach of the same or any other provision. If any action by either party shall require the consent or approval of the other party, the other party's consent to or approval of such action on any one occasion shall not be deemed a consent to or approval of said action on any subsequent occasion or a consent to or approval of any other action on the same or any subsequent occasion.

         20.3 NOTICES. All notices and other communications authorized or required hereunder shall be in writing and shall be given by mailing the same by certified mall or registered mall, return receipt requested, postage prepaid, and any such notice or other communication shall be deemed to have been given when received by the party to whom such notice or other communication shall be addressed, or on the date noted that the addressee has refused delivery or on the date that the notice is returned to sender due to the inability of the postal authorities to deliver. If intended for Landlord, the same shall be mailed to Landlord at P. O. Box 9006, Boardman, Ohio 44513, or such other address as Landlord may hereafter designate by notice to Tenant, and if intended for Tenant, the same shall be mailed to Tenant at P. O. Box 9006, Boardman, Ohio 44513, with a copy to Kahn, Kleinman, Yanowitz & Arnson Co., L.P.A., 1301 East 9th Street, The Tower at Erieview, Suite 2600, Cleveland, Ohio 44114, Attention:
Gerald I. Arnson, Esq., or to such other address or addresses as Tenant may hereafter designate by notice to Landlord.

         20.4 ATTORNEYS' FEES. If either party hereto be made or becomes a party to any litigation commenced by or against the other party involving the enforcement of any of the rights and remedies of such party, or arising on account of the default of the other party in the performance of such party's obligations hereunder, then the prevailing party in any such litigation, or the party becoming involved in such litigation because of a claim against such other party, as the case may be, shall receive from the other party all costs and reasonable attorneys' fees incurred by such party in such litigation.

         20.5 FORCE MAJEURE. In the event that Landlord or Tenant shall be delayed or hindered in or prevented from the performance of any act (other than Tenant's obligation to make payments of Minimum Rent and other charges required hereunder), by reason of strikes, lockouts, unavailability of materials, failure of power, restrictive governmental laws or regulations, riots, insurrections, the act, failure to act, or default of the other party, war or other reason beyond its control, then performance of such act shall be excused for the period for the delay and the period of the performance of such act shall be extended for a period equivalent to the period of such delay. Notwithstanding the foregoing, lack of funds shall not be deemed to be a cause beyond control of either party and nothing contained herein shall be deemed to delay the obligation of either party hereunder to pay any sum required to be paid to the other party.

         20.6 ESTOPPEL CERTIFICATES. At any time and from time to time, Landlord and Tenant each agree, upon request in writing from the other, to execute, acknowledge and deliver to the other, or to any person designated by the other, a statement in writing certifying that this Lease is unmodified and is in full force and effect, or if there have been modifications, that the same is in full force and effect as modified (stating the modifications), that the other party is not in default in the performance of its covenants hereunder, or if there have been such defaults, specifying the same and the dates to which the rent and other charges have been paid, and such other matters as the requesting party may reasonably request.

         20.7 RECORDATION. Simultaneously herewith, Landlord and Tenant have entered into a Memorandum Of Lease for recording in the form attached hereto and made a part hereof as EXHIBIT "E". Landlord and Tenant shall each pay one-half (1/2) of the recording fees to record such memorandum.

         20.8 INVALIDITY OF PARTICULAR PROVISION. If any term or provision of this Lease or the application hereto to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which lt is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

         20.9 CAPTIONS AND DEFINITIONS. The captions of the Sections of this Lease are for convenience only and are not a part of this Lease and do not in any way limit or amplify the terms and provisions of this Lease. The word "Landlord" and the pronouns referring thereto, shall mean, where the context so admits or requires, the persons, firm or corporation named herein as landlord or the mortgagee in possession for the time being of the land and building comprising the Real Estate and if there is more than one landlord, the covenants of Landlord shall be the joint and several obligations of each of them, and if Landlord is a partnership, the covenants of Landlord shall be the joint and several of each of the partners and the obligation of the partnership. Any pronoun shall be read in the singular or plural number and in such gender as the context may require. Except as in this Lease otherwise provided, the terms and provisions of this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         20.10 BROKERAGE. Landlord and Tenant represent and warrant, each to the other, that each has not dealt with any real estate agent or broker in connection with this transaction and agree to indemnify and save each other harmless from and against all loss, cost and expense incurred by reason of the breach of such representation and warranty.

         20.11 NET LEASE. This Lease shall be deemed and construed to be a "net lease", and Tenant shall pay to Landlord, absolutely net throughout the term of this Lease, the Minimum Rent and other payments hereunder, free of any charges, assessments, impositions or deductions of any kind and without abatement, deduction or setoff, and under no circumstances or conditions, whether now existing or hereafter arising, or whether beyond the present contemplation of the parties, shall Landlord be expected or required to make any payment of any kind whatsoever or be under any other obligation or liability hereunder except as herein otherwise expressly set forth.

         20.12 DEFAULT INTEREST. All payments of Minimum Rent or other charges characterized herein as additional rent which are not paid within ten (10) days after written notice from Landlord thereof shall, at the option of the Landlord, bear interest from such date to the date of payment at the Default Rate, which interest shall be paid by Tenant to Landlord as additional rent. As used in this Lease, the Default Rate shall mean an annual rate of interest equal to fifteen percent (15%), or, if less, the maximum rate permitted by law. Notwithstanding the foregoing, for the second and all subsequent failures by Tenant within a single calendar year to pay Minimum Rent or additional rent within ten (10) days after the due date hereof, no written notice shall be required to be delivered to Tenant by Landlord hereunder, and interest at the Default Rate as set forth above shall accrue and become due and payable together with such late payment from and after the date which is ten (10) days after the due date thereof until paid by Tenant.

         20.13 TERMINATION OF PRIOR LEASE. Tenant is the tenant named in a certain lease with West End-Antac Investments as Landlord, dated July 26, 1987, and amended on January 2, 1990, December, 1991, December 24, 1992, and February 28, 1994 (the "Prior Lease"), and is presently occupying a portion of the Building on the Real Estate (the "Prior Premises") pursuant to said Prior Lease. Landlord herein, as the present owner of the Prior Premises demised by said Prior Lease, and Tenant herein, as the tenant under said Prior Lease, hereby agree that, upon the commencement of Tenant's obligation to pay rent under this Lease, said Prior Lease shall be terminated. All Minimum Rent and other charges shall be prorated as of the date Tenant's obligation to pay rent under this Lease commences, and Landlord and Tenant shall promptly pay to each other any amounts due as a result of said proration, except that additional rental payments based upon Landlord's "estimates" shall be further adjusted between the parties when the "actual" amounts are determined. All rights and liabilities thereafter arising under said Prior Lease shall cease, and said Prior Lease shall be of no further force and effect. Landlord and Tenant agree to execute any and all documents and instruments requested by the other party to further evidence the termination of the said Prior Lease.

         20.14 COUNTERPARTS. This Lease may be executed in counterparts, each of which shall be an original, but all of which when taken together shall constitute one and the same instrument.

         20.15 ENTIRE AgREEMENT. This instrument contains the entire and only agreement between the parties, and no oral statement or representations or prior written matter not contained in this instrument shall have any force and effect. This Lease shall not be modified in any way except by a writing executed by both parties.

         IN WITNESS WHEREOF, the parties hereto have executed this Lease the day and year first above written by their respective officer and Managing Member thereunto duly authorized.

WITNESSES:                               RAINBOW RENTALS, LTD.
                                         (an Ohio limited liability company)
_________________________________


_________________________________        By:  __________________________________
                                              WAYLAND J. RUSSELL,
                                              Managing Member

                                                       "Landlord"

                                         RAINBOW RENTALS, INC.
                                         (an Ohio corporation)

_________________________________
                                         By:  __________________________________
                                              MICHAEL A. PECCHIA,
_________________________________             Secretary/Treasurer

                                                       "Tenant"

STATE OF OHIO                   )
                                )        SS:
COUNTY OF MAHONING              )

         BEFORE ME, a Notary Public in and for said County and State, did personally appear RAINBOW PROPERTIES, LTD., an Ohio limited liability company, by WAYLAND J. RUSSELL, its Managing Member, who acknowledged to me that he did sign the foregoing instrument both individually and as such Managing Member of said limited liability company.

         IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal at Canfield, Ohio, this ___ day of January, 1996.


                                               _________________________________
                                               NOTARY PUBLIC


STATE OF OHIO                   )
                                )        SS:
COUNTY OF MAHONING              )

         BEFORE ME, a Notary Public in and for said County and State, did personally appear RAINBOW RENTALS, INC., an Ohio corporation, by MICHAEL A. PECCHIA, its Secretary/Treasurer, who acknowledged to me that he did sign the foregoing instrument as such officer and the same is his free act and deed, both individually and as such officer of said Corporation.

         IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal at Canfield, Ohio this ___ day of January, 1996.


                                               _________________________________
                                               NOTARY PUBLIC


This Instrument Prepared By:
Gerald I. Arnson, Esq.
Kahn, Kleinman, Yanowitz & Arnson Co., L.P.A.
1301 East Ninth Street
The Tower at Erieview, Suite 2600
Cleveland, Ohio 44114
(216) 696-3311

                                   EXHIBIT "A"


                      Legal Description of the Real Estate

                                   EXHIBIT "B"


                          Site Plan of the Real Estate

                                   EXHIBIT "C"


                                      Plans

                                   EXHIBIT "D"


                             Tenant's Building Sign

                                   EXHIBIT "E"


                               Memorandum of Lease